Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces 20 Percent Increase in Quarterly
Dividend Payment to $0.30 per Share

FOOTHILL RANCH, Calif. -January 14, 2013 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend payment of $0.30 per share on the Company's outstanding common stock, representing a 20% increase over the prior quarter's dividend. The dividend will be payable on February 15, 2013 to shareholders of record as of the close of business on January 25, 2013.

Kaiser Aluminum has paid a quarterly dividend since 2007 and has increased its dividend approximately 67% during this period. The Company has returned more than $170 million of cash to shareholders in the past six years through quarterly dividends and share repurchases while continuing to invest more than $400 million in organic and acquisition growth initiatives.

“The Board's decision to authorize an increase in our quarterly dividend reflects our confidence in a sustainable improvement in performance, a strong long-term outlook, and the financial strength to support demand growth in our end market segments,” said Jack A. Hockema, President, CEO and Chairman. “In addition to underlying demand growth, we remain optimistic that we will continue to benefit from attractive, value-creating growth opportunities through organic investments and acquisitions that will further drive long-term earnings potential,” stated Mr. Hockema.

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company's web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (b) the ability of the Company to maintain sustainable performance improvement and identify and successfully execute growth opportunities; (c) the impact of the Company's future earnings, financial condition, capital requirements and other factors on its ability to pay future dividends and any decision by the Company's board of directors in that regard; and (d) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011 and Exhibit 99.2 of the Company's Current Report on Form 8-K filed on May 24, 2012 . All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FTI Consulting
(213) 452-6348